UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 30, 2009	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 York Street
Suite #401
Toronto, Ontario M5J 1R7
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Unregistered Sale of Equity Securities

On April 30, 2009 Yukon Gold Corporation, Inc. (the "Company") elected to issue to Atna Resources Ltd. ("Atna") 6,838,906 shares of the Company’s common stock in lieu of a final cash payment of $225,000 due under the Marg Acquisition Agreement, as amended (the "Marg Agreement"). Under the Marg Agreement the Company, through its wholly owned subsidiary, Yukon Gold Corp., purchased approximately 402 contiguous claims located in central Yukon, Canada (commonly known as the "Marg Property") from Atna. Under the terms of the Marg Agreement the Company had the option to make said final payment in either cash or in shares of the Company’s common stock. The stock issuance was exempt from registration under the Securities Act of 1933, as amended pursuant to an exemption afforded by Regulation S promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers

On May 4, 2009, Howard Barth resigned from the Company’s Board of Directors, effective immediately. There were no disagreements between the Company and Mr. Barth with regards to the Company’s operations, policies or procedures.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit	Exhibit Description

99.1	Press Release entitled "Yukon Gold Announces Issuance of Common Shares to Atna Resources Ltd." dated April 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: May 11, 2009	By: /s/ Kathy Chapman
Name: Kathy Chapman
Title: Chief Administrative Officer